Commvault Announces Second Quarter Fiscal 2027 Financial Results
Subscription revenue1 climbs +21% year over year to $269 million
Subscription annualized recurring revenue (ARR)1,2 reaches $1,104 million, up +20% year over year
Operating cash flow of $75 million, with free cash flow3 of $71 million
Tinton Falls, N.J. – October 27, 2026 – Commvault (Nasdaq: CVLT) today announced its financial results for the fiscal second quarter ended September 30, 2026.
"With AI accelerating both innovation and risk in the enterprise, resilience continues to be a business imperative," said Sanjay Mirchandani, President and CEO, Commvault. "Enterprises globally are increasingly turning to Commvault to stay resilient as they navigate more data, more identities, and greater complexity. We believe our strong Q2 results reflect that momentum, driving durable growth and shareholder value."
Notes are contained at the end of this press release

Second Quarter Fiscal 2027 Highlights -
•Subscription revenue was $269 million, up 21% year over year, inclusive of:
◦SaaS revenue of $106 million, up 33% year over year
•Subscription ARR grew to $1,104 million, up 20% year over year
◦Constant currency subscription ARR was $1,107 million, with fiscal Q2 net new subscription ARR of $51 million on a constant currency basis using March 31, 2026 spot rates
•Income from operations (EBIT) was $30 million, an operating margin of 9.7%
•Non-GAAP EBIT3 was $68 million, an operating margin of 21.9%
•Operating cash flow was $75 million, with free cash flow of $71 million

Recent Business Highlights -
•Commvault introduced Commvault Active Directory Pre Recover, a new Identity Resilience innovation designed to reduce clean recovery of Active Directory from hours to minutes.
•Commvault expanded its FedRAMP High Authorized Cyber Resilience Services to managed services providers for protection and recovery of sensitive government data while supporting evolving federal cybersecurity requirements.
•Commvault integrated Threat Scan with Google Threat Intelligence to help organizations identify clean recovery points faster and accelerate recovery following cyberattacks.

Financial Outlook for Third Quarter and Full Year Fiscal 20274 -
We are providing the following guidance for the third quarter of fiscal year 2027:
•Subscription revenue is expected to be between $293 million and $297 million
•Non-GAAP EBIT margin is expected to be between 20.5% and 21.0%

We are providing the following updated guidance for the full fiscal year 2027:
•Subscription revenue is expected to be between $1,127 million and $1,133 million
•Subscription ARR is expected to be between $1,205 million and $1,215 million

•Non-GAAP EBIT margin is expected to be between 21.0% and 21.5%
•Free cash flow is expected to be between $255 million and $265 million
•Diluted shares outstanding are expected to be approximately 42 million

Financial Outlook for Full Year Fiscal 2027 Subscription ARR -
($ in millions)

FY'27 guidance as of June 30, 2026 (midpoint)	$1,205
YTD currency impact using March 31, 2026 rates	(3)
Adjustment on revised annual outlook	8
FY'27 updated guidance as of September 30, 2026 (midpoint)	$1,210

The above guidance metrics contemplate current macroeconomic conditions. These statements are forward-looking and made pursuant to the safe harbor provisions discussed in detail below. We do not undertake any obligation to update these forward-looking statements. Actual results may differ materially from anticipated results.

Conference Call Information
Commvault will host a conference call today, October 27, 2026 at 8:30 a.m. Eastern Time (5:30 a.m. Pacific Time) to discuss quarterly results. The live webcast and call dial-in numbers can be accessed by registering under the "News & Events" section of Commvault's website at ir.commvault.com under the "Investor Events" heading. An archived webcast of this conference call will also be available following the call.

About Commvault
Commvault (Nasdaq: CVLT) delivers continuous recovery for the AI era. We help organizations stay ready for constant disruption by returning critical data, applications, identities, and AI systems to a clean, trusted state. Our purpose-built recovery solutions span cloud-native and hybrid environments, leveraging AI to enable resilience at enterprise scale.

Safe Harbor Statement
This press release may contain forward-looking statements, including statements regarding financial projections, which are subject to risks and uncertainties, such as those related to our restructuring plans, competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of software products and related services, general economic conditions, outcome of litigation and others. For a discussion of these and other risks and uncertainties affecting Commvault's business, see "Item 1A. Risk Factors" in our annual report on Form 10-K and "Item 1A. Risk Factors" in our most recent quarterly report on Form 10-Q. Statements regarding Commvault’s beliefs, plans, expectations or intentions regarding the future are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from anticipated results. Commvault does not undertake to update its forward-looking statements.

Investor Relations Contact
Michael J. Melnyk, CFA
646-522-6160
mmelnyk@commvault.com

Media Contact
Andrea Duffy
646-295-5241
andreaduffy@commvault.com

Overview
($ in thousands)

	Q2'26		Q3'26		Q4'26		Q1'27		Q2'27
	Revenue	Y/Y Growth	Revenue	Y/Y Growth	Revenue	Y/Y Growth	Revenue	Y/Y Growth	Revenue	Y/Y Growth
Subscription:
Term-based license	$92,647	10%	$118,950	22%	$114,445	6%	$110,420	1%	$105,002	13%
Term-based support	49,686	19%	50,962	18%	53,933	21%	56,057	18%	57,307	15%
SaaS	80,018	61%	87,379	44%	93,139	43%	100,550	39%	106,203	33%
Total subscription	222,351	26%	257,291	28%	261,517	20%	267,027	16%	268,512	21%
Perpetual license	12,073	15%	13,675	(17)%	10,129	(32)%	8,695	19%	7,205	(40)%
Perpetual support	30,543	(15)%	29,309	(14)%	26,972	(15)%	25,475	(19)%	23,482	(23)%
Other services	11,221	2%	13,557	25%	13,074	26%	12,934	(7)%	13,190	18%
Total revenues	$276,188	18%	$313,832	19%	$311,692	13%	$314,131	11%	$312,389	13%

Constant Currency - Revenue
($ in thousands)
The constant currency impact is calculated using the average foreign exchange rates from the prior year period and applying these rates to foreign-denominated revenues in the current corresponding period. Commvault analyzes revenue growth on a constant currency basis in order to provide a comparable framework for assessing how the business performed excluding the effect of foreign currency fluctuations. The non-GAAP financial measures presented in this press release should not be considered as a substitute for, or superior to, the measures of financial performance prepared in accordance with GAAP.

	Q2'26 Revenue as Reported (GAAP)	Q2'27 Revenue as Reported (GAAP)	Constant Currency Impact	% Change Y/Y (GAAP)	% Change Y/Y Constant Currency
Subscription:
Term-based license	$92,647	$105,002	$430	13%	14%
Term-based support	49,686	57,307	136	15%	16%
SaaS	80,018	106,203	(1)	33%	33%
Total subscription	222,351	268,512	565	21%	21%
Perpetual license	12,073	7,205	128	(40)%	(39)%
Perpetual support	30,543	23,482	255	(23)%	(22)%
Other services	11,221	13,190	(14)	18%	17%
Total	$276,188	$312,389	$934	13%	13%

Disaggregation of Revenues
($ in thousands)
Our Americas region includes the United States, Canada, and Latin America. Our International region primarily includes Europe, the Middle East, Africa, Australia, India, and Southeast Asia.

	Q2'26		Q3'26		Q4'26		Q1'27		Q2'27
	Revenue	Y/Y Growth	Revenue	Y/Y Growth	Revenue	Y/Y Growth	Revenue	Y/Y Growth	Revenue	Y/Y Growth
Americas	$168,125	16%	$178,852	15%	$184,977	9%	$186,779	9%	$194,103	15%
International	108,063	22%	134,980	26%	126,715	20%	127,352	15%	118,286	9%
Total revenues	$276,188	18%	$313,832	19%	$311,692	13%	$314,131	11%	$312,389	13%

Subscription ARR and SaaS ARR
($ in thousands)

	Q2'26	Q3'26	Q4'26	Q1'27	Q2'27
Subscription ARR	918,130	966,260	1,014,729	1,054,311	1,103,909
SaaS ARR	335,669	363,732	400,157	424,337	454,406

Constant Currency - Subscription ARR
($ in thousands)

Constant currency ARR is calculated using the foreign exchange spot rates from March 31, 2026 and applying these rates to foreign-denominated results in the periods presented.

	Q1'27	Q2'27
Constant Currency Subscription ARR
Term-based Software ARR	$630,864	$651,402
SaaS ARR	424,879	455,387
Constant Currency Subscription ARR	$1,055,743	$1,106,789

Constant Currency Subscription Net New ARR
Term-based Software ARR	$16,457	$20,538
SaaS ARR	24,827	30,508
Constant Currency Subscription Net New ARR	$41,284	$51,046

Additional Financial Information
•During the six months ended September 30, 2026, we repurchased approximately 906,000 shares of common stock for $119 million
•Weighted average diluted shares outstanding were approximately 42 million for the period ended September 30, 2026
•Cash and cash equivalents totaled $897 million as of September 30, 2026
•Subscription net dollar retention rate5 was 113%

Commvault Systems, Inc.

Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2026	2025	2026	2025
Revenues:
Subscription:
Term-based license	$105,002	$92,647	$215,422	$201,929
Term-based support	57,307	49,686	113,364	97,268
Software-as-a-service	106,203	80,018	206,753	152,463
Total subscription	268,512	222,351	535,539	451,660
Perpetual license	7,205	12,073	15,900	19,408
Perpetual support	23,482	30,543	48,957	61,982
Other services	13,190	11,221	26,124	25,116
Total revenues	312,389	276,188	626,520	558,166
Cost of revenues:
Term-based license	3,465	2,414	7,708	4,656
Software-as-a-service	31,812	29,187	61,464	55,159
Perpetual license	228	194	399	439
Customer support	14,347	14,847	29,046	29,054
Other services	9,018	8,402	17,862	16,513
Total cost of revenues	58,870	55,044	116,479	105,821
Gross margin	253,519	221,144	510,041	452,345
Operating expenses:
Sales and marketing	135,529	122,240	275,324	244,719
Research and development	42,292	39,859	81,834	79,921
General and administrative	42,211	42,553	88,962	83,823
Depreciation and amortization	2,786	2,572	5,105	5,179
Restructuring	324	1,429	2,720	1,666
Change in contingent consideration	—	—	—	(545)
Total operating expenses	223,142	208,653	453,945	414,763
Income from operations	30,377	12,491	56,096	37,582
Interest income	8,439	3,087	16,126	5,096
Interest expense	(1,482)	(637)	(2,955)	(915)
Other income, net	1,420	159	1,689	220
Income before income taxes	38,754	15,100	70,956	41,983
Income tax expense	9,643	370	20,706	3,757
Net income	$29,111	$14,730	$50,250	$38,226
Net income per common share:
Basic	$0.71	$0.33	$1.22	$0.86
Diluted	$0.69	$0.33	$1.19	$0.84
Weighted average common shares outstanding:
Basic	41,261	44,406	41,303	44,366
Diluted	42,221	45,195	42,057	45,264

Commvault Systems, Inc.

Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	September 30,	March 31,
	2026	2026
ASSETS
Current assets:
Cash and cash equivalents	$897,250	$899,987
Trade accounts receivable, net	280,575	330,483
Other current assets	62,295	56,040
Total current assets	1,240,120	1,286,510

Deferred tax assets, net	145,975	153,766
Property and equipment, net	13,479	9,750
Operating lease assets	35,956	34,920
Deferred commissions cost	113,437	103,892
Intangible assets, net	17,204	19,715
Goodwill	209,168	209,322
Other assets	99,723	68,430
Total assets	$1,875,062	$1,886,305

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$493	$651
Accrued liabilities	159,107	165,583
Current portion of operating lease liabilities	7,443	6,963
Deferred revenue	472,746	484,973
Total current liabilities	639,789	658,170

Convertible notes, net	882,989	880,863
Deferred revenue, less current portion	291,114	293,725
Deferred tax liabilities	1,134	1,565
Long-term operating lease liabilities	30,937	29,675
Other liabilities	16,565	14,813

Total stockholders’ equity	12,534	7,494
Total liabilities and stockholders’ equity	$1,875,062	$1,886,305

Commvault Systems, Inc.

Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2026	2025	2026	2025
Cash flows from operating activities
Net income	$29,111	$14,730	$50,250	$38,226
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,786	2,572	5,105	5,179
Amortization of debt issuance costs	1,166	409	2,330	494
Amortization of deferred commissions costs	15,835	11,221	30,417	22,210
Noncash stock-based compensation	35,780	32,224	71,070	62,404
Noncash operating lease expense	2,008	1,774	3,924	3,410
Noncash change in fair value of contingent consideration	—	—	—	(545)
Noncash adjustment on headquarters sale leaseback	—	—	—	495
Deferred income taxes	4,244	5,668	7,206	9,576
Other	67	(138)	(115)	(199)
Changes in operating assets and liabilities:
Trade accounts receivable, net	(9,599)	20,258	49,115	24,006
Other current assets and Other assets	(5,281)	(8,281)	(28,471)	(5,903)
Deferred commissions cost	(18,923)	(13,712)	(40,222)	(28,784)
Accounts payable	341	232	(165)	(88)
Accrued liabilities	18,072	2,030	(8,209)	(45,230)
Operating lease liabilities	(1,325)	(1,739)	(3,214)	(3,647)
Deferred revenue	169	10,513	(12,139)	27,953
Other liabilities	347	(992)	(414)	(1,107)
Net cash provided by operating activities	74,798	76,769	126,468	108,450
Cash flows from investing activities
Purchase of property and equipment	(3,932)	(3,187)	(4,501)	(5,066)
Purchase of investments	(144)	(482)	(8,039)	(6,626)
Proceeds from sale of headquarters, net	—	—	—	34,849
Business combination, net of cash acquired	—	(26,015)	—	(26,015)
Net cash used in investing activities	(4,076)	(29,684)	(12,540)	(2,858)
Cash flows from financing activities
Repurchase of common stock	(107,741)	(131,023)	(117,872)	(146,073)
Proceeds from stock-based compensation plans	6,585	6,974	6,585	6,974
Proceeds from issuance of convertible notes	—	900,000	—	900,000
Purchase of capped calls	—	(99,630)	—	(99,630)
Payment of debt issuance costs	—	(20,396)	—	(22,242)
Other	(113)	(18)	(188)	(30)
Net cash provided by (used in) financing activities	(101,269)	655,907	(111,475)	638,999
Effect of exchange rate changes on cash and cash equivalents	(2,040)	(2,671)	(5,190)	16,861
Net increase (decrease) in cash and cash equivalents	(32,587)	700,321	(2,737)	761,452
Cash and cash equivalents at beginning of period	929,837	363,234	899,987	302,103
Cash and cash equivalents at end of period	$897,250	$1,063,555	$897,250	$1,063,555
Supplemental disclosures of noncash activities
Operating lease liabilities arising from obtaining right-of-use assets	$4,262	$1,913	$5,194	$22,165
Debt issuance costs accrued but not paid, included in accrued liabilities	$—	$984	$—	$984
Share repurchases accrued but not paid, included in accrued liabilities	$1,419	$—	$1,419	$—

Commvault Systems, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2026	2025	2026	2025
Non-GAAP financial measures and reconciliation:
GAAP income from operations	$30,377	$12,491	$56,096	$37,582
Noncash stock-based compensation[6]	35,680	31,813	70,405	61,918
FICA and payroll tax expense related to stock-based compensation[7]	712	838	1,589	2,637
Restructuring[8]	324	1,429	2,720	1,666
Amortization of intangible assets[9]	1,255	1,140	2,511	2,211
Business combination costs[10]	—	1,890	—	1,890
Change in contingent consideration[11]	—	—	—	(545)
Adjustment on headquarters sale leaseback[12]	—	—	—	495
Non-recurring strategic pricing initiative costs[13]	—	—	6,500	—
Other non-recurring charges[14]	—	1,805	—	1,805
Non-GAAP income from operations	$68,348	$51,406	$139,821	$109,659

GAAP net income	$29,111	$14,730	$50,250	$38,226
Noncash stock-based compensation	35,680	31,813	70,405	61,918
FICA and payroll tax expense related to stock-based compensation	712	838	1,589	2,637
Restructuring	324	1,429	2,720	1,666
Amortization of intangible assets	1,255	1,140	2,511	2,211
Business combination costs	—	1,890	—	1,890
Change in contingent consideration	—	—	—	(545)
Adjustment on headquarters sale leaseback	—	—	—	495
Non-recurring strategic pricing initiative costs	—	—	6,500	—
Other non-recurring charges	—	1,805	—	1,805
Non-GAAP provision for income taxes adjustment[15]	(8,771)	(12,593)	(16,417)	(23,617)
Non-GAAP net income	$58,311	$41,052	$117,558	$86,686

GAAP diluted earnings per share	$0.69	$0.33	$1.19	$0.84
Noncash stock-based compensation	0.85	0.70	1.67	1.37
FICA and payroll tax expense related to stock-based compensation	0.02	0.02	0.04	0.06
Restructuring	0.01	0.03	0.06	0.04
Amortization of intangible assets	0.03	0.03	0.06	0.05
Business combination costs	—	0.04	—	0.04
Change in contingent consideration	—	—	—	(0.01)
Adjustment on headquarters sale leaseback	—	—	—	0.01
Non-recurring strategic pricing initiative costs	—	—	0.15	—
Other non-recurring charges	—	0.04	—	0.04
Non-GAAP provision for income taxes adjustment	(0.22)	(0.28)	(0.37)	(0.52)
Non-GAAP diluted earnings per share	$1.38	$0.91	$2.80	$1.92
GAAP diluted weighted average shares outstanding	42,221	45,195	42,057	45,264

	Three Months Ended September 30,		Six Months Ended September 30,
	2026	2025	2026	2025
Non-GAAP free cash flow reconciliation:
GAAP net cash provided by operating activities	$74,798	$76,769	$126,468	$108,450
Purchase of property and equipment	(3,932)	(3,187)	(4,501)	(5,066)
Non-GAAP free cash flow	$70,866	$73,582	$121,967	$103,384

Key Performance Indicators
We monitor subscription annualized recurring revenue ("Subscription ARR"), SaaS ARR and subscription net dollar retention rate ("Subscription NRR") to help evaluate the state of our business. We believe these metrics are material to investors to understand the growth and performance of our business, as they help normalize certain variable factors and provide a consistent view of our recurring revenue profile. Subscription ARR and SaaS ARR exclude non-recurring elements and reflect the annualized value of active contracts, while subscription NRR measures net expansion within our existing subscription customer base. Together, we believe these metrics offer meaningful insight into the health and trajectory of our recurring revenue streams. Commvault has also provided its Subscription ARR on a constant currency basis in order to provide a comparable framework for assessing how the business performed excluding the effect of foreign currency fluctuations. Total ARR, which also included the annualized maintenance contract on perpetual licenses, is no longer disclosed.

Use of Non-GAAP Financial Measures
We have provided in this press release the following non-GAAP financial measures: non-GAAP income from operations (EBIT), non-GAAP EBIT margin, non-GAAP net income, non-GAAP diluted earnings per share, and non-GAAP free cash flow. This financial information has not been prepared in accordance with GAAP. Commvault uses these non-GAAP financial measures internally to understand, manage and evaluate its business and make operating decisions. Commvault believes that the use of these non-GAAP financial measures, when used as a supplement to GAAP financial measures, provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing its financial results with other companies in Commvault’s industry, many of which present similar non-GAAP financial measures to the investment community. Commvault has also provided its revenues on a constant currency basis. We analyze revenue growth on a constant currency basis in order to provide a comparable framework for assessing how the business performed excluding the effect of foreign currency fluctuations.

All of these non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, which are included in this press release.

Non-GAAP EBIT and non-GAAP EBIT margin. These non-GAAP financial measures exclude noncash stock-based compensation expense and additional Federal Insurance Contribution Act (FICA) and related payroll tax expense incurred by Commvault related to stock-based compensation. Commvault has also excluded restructuring costs, noncash amortization of intangible assets, business combination costs, the change in the estimated fair value of contingent consideration, adjustments from the sale and leaseback of headquarters, non-recurring strategic pricing initiative costs, and other non-recurring charges from its non-GAAP results. These adjustments are further discussed in the reconciliation of GAAP to non-GAAP financial measures. Commvault believes that these non-GAAP financial measures are useful metrics for management and investors because they compare Commvault’s core operating results over multiple periods. When evaluating the performance of Commvault’s operating results and developing short- and long-term plans, Commvault does not consider such expenses.

Although noncash stock-based compensation expense and the additional FICA and related payroll tax expense are necessary to attract and retain employees, Commvault places its primary emphasis on stockholder dilution as compared to the accounting charges related to such equity compensation plans. Commvault believes that providing non-GAAP financial measures that exclude noncash stock-based compensation expense and the additional FICA and related payroll tax expense allow investors to make meaningful comparisons between Commvault’s operating results and those of other companies.

There are a number of limitations related to the use of non-GAAP EBIT and non-GAAP EBIT margin. The most significant limitation is that these non-GAAP financial measures exclude certain operating costs, primarily related to noncash stock-based compensation, which is of a recurring nature. Noncash stock-based compensation has been, and will continue to be for the foreseeable future, a significant recurring expense in Commvault’s operating results. In addition, noncash stock-based compensation is an important part of Commvault’s employees’ compensation and can have a significant impact on their performance. The following table presents the stock-based compensation expense included in cost of revenues, sales and marketing, research and development and general and administrative ($ in thousands):

	Three Months Ended September 30,		Six Months Ended September 30,
	2026	2025	2026	2025
Cost of revenues	$1,435	$1,323	$2,838	$2,572
Sales and marketing	14,642	12,757	28,810	25,343
Research and development	8,034	7,752	16,318	14,822
General and administrative	11,569	9,981	22,439	19,181
Stock-based compensation expense	$35,680	$31,813	$70,405	$61,918

The table above excludes stock-based compensation expense related to the Company's restructuring activities described below in Note 8.

The components that Commvault excludes in its non-GAAP financial measures may differ from the components that its peer companies exclude when they report their non-GAAP financial measures. Due to the limitations related to the use of non-GAAP measures, Commvault’s management assists investors by providing a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure. Commvault's management uses non-GAAP financial measures only in addition to, and in conjunction with, results presented in accordance with GAAP.

Non-GAAP net income and non-GAAP diluted earnings per share (EPS). In addition to the adjustments discussed in non-GAAP EBIT, non-GAAP net income and non-GAAP diluted EPS incorporates a non-GAAP effective tax rate of 24%.

Commvault anticipates that in any given period its non-GAAP tax rate may be either higher or lower than the GAAP tax rate as evidenced by historical fluctuations. Commvault defines its cash tax rate as the total amount of cash income taxes payable for the fiscal year divided by consolidated GAAP pre-tax income. Over time, Commvault believes its GAAP and cash tax rates will align.

Commvault considers non-GAAP net income and non-GAAP diluted EPS useful metrics for Commvault management and its investors for the same basic reasons that Commvault uses non-GAAP EBIT and non-GAAP EBIT margin. In addition, the same limitations as well as management actions to compensate for such limitations described above also apply to Commvault’s use of non-GAAP net income and non-GAAP diluted EPS.

Non-GAAP free cash flow. Commvault defines this non-GAAP financial measure as net cash provided by operating activities less purchases of property and equipment. Commvault considers non-GAAP free cash flow a useful metric for Commvault management and its investors in evaluating Commvault's ability to generate cash from its business operations. In addition, the same limitations as well as management actions to compensate for such limitations described above also apply to Commvault’s use of non-GAAP free cash flow.

Forward-looking non-GAAP measures. In this press release, Commvault presents non-GAAP EBIT margin and free cash flow on a forward-looking basis. The most directly comparable GAAP measures are not accessible on a forward-looking basis without unreasonable efforts, because certain items that impact these GAAP measures, cannot be reasonably predicted or quantified. The probable significance of these items may be material, and as a result, the corresponding GAAP measures and a quantitative reconciliation to those GAAP measures are not available on a forward-looking basis.

Notes
1.Beginning in fiscal 2027, Customer support revenue has been further disaggregated between support associated with term-based software license arrangements ("Term-based support") and support associated with perpetual software license arrangements ("Perpetual support"). Subscription revenue has also been reclassified to include Term-based support revenue, in addition to Term-based license and SaaS revenues. Prior period amounts have been reclassified to conform to the current period presentation. These reclassifications have no impact on total revenues, net income, or the underlying revenue recognition for these arrangements.

In addition, Subscription ARR has been reclassified to include enterprise support, further aligning Subscription ARR with Subscription revenue. Enterprise support consists of recurring customer success services that provide our customers with enhanced support, strategic guidance and dedicated technical expertise, and is included in Term-based support. Prior to fiscal 2027, enterprise support was included only in Total ARR. Prior period amounts have been reclassified to conform to the current period presentation. Total ARR, which also included the annualized maintenance contract on perpetual licenses, is no longer disclosed.

2.Subscription ARR represents the annualized value of all active contracts as of the end of a reporting period attributable to term‑based licenses, maintenance and support services associated with term license arrangements, enterprise support, SaaS subscriptions, and consumption‑based arrangements, calculated by dividing the total active contract value by the number of days in the contract term and multiplying the result by 365. For consumption-based arrangements on a pay as you go model without a fixed commitment, the applicable ARR is calculated by annualizing the revenue contractually expected to be received in a given month based on actual monthly usage from a prior month. SaaS ARR includes only the cloud‑hosted portion of subscription ARR and is calculated using the same methodology.

These metrics should be viewed independently of GAAP revenue, deferred revenue and unbilled revenue and are not intended to be combined with or to replace those items. These metrics are not a forecast of future revenues. Management believes that reviewing these metrics, in addition to GAAP results, helps investors and financial analysts understand the value of Commvault's recurring revenue streams presented on an annualized basis. There is no direct GAAP comparative to ARR.

3.A reconciliation of GAAP to non-GAAP results has been provided in the reconciliation of GAAP to non-GAAP financial measures included in this press release. An explanation of these measures is also included under the heading "Use of Non-GAAP Financial Measures."

4.Commvault does not provide forward-looking guidance on a GAAP basis as certain financial information, the probable significance of which cannot be determined, is not available and cannot be reasonably estimated. See "Forward-looking non-GAAP measures" for additional explanation.

5.Subscription net dollar retention rate ("Subscription NRR") includes all contracts attributable to term‑based licenses, maintenance and support services associated with term license arrangements, enterprise support, SaaS subscriptions, and consumption‑based arrangements. Subscription NRR is calculated as the percentage of subscription ARR retained from existing customers at the start of an annual period after accounting for expansion revenue, churn, and downgrades, measured on an annualized basis using the trailing four quarter average. Acquired subscription ARR is excluded until the acquisition is fully integrated, which we generally expect to occur twelve months from the close date. We believe our subscription NRR offers valuable insight into the year-over-year expansion of our existing customer base, reflecting both increased utilization of current products and services as well as the adoption of additional offerings. There is no direct GAAP comparative to NRR.

6.Represents noncash stock-based compensation expense, exclusive of stock-based compensation expense related to Commvault's restructuring activities described below in Note 8.

7.Represents additional FICA and related payroll tax expense incurred by Commvault related to stock-based compensation.

8.Restructuring charges relate to two plans designed to optimize our cost structure, enhance organizational agility, align resources with strategic priorities, and reorganize our business technology function. These initiatives include workforce reductions, technology transitions, office lease closures, and the exit of operations in certain jurisdictions. The related charges primarily consist of severance and associated employee termination costs, stock‑based compensation expense resulting from modification events, and office closure and exit charges. As of September 30, 2026, the majority of these costs have been incurred and the remaining activities are anticipated to be completed in fiscal 2027.

9.Represents noncash amortization of intangible assets.

10.These charges relate to acquisition and business development activities, including legal, accounting and advisory services. Management believes, when used as a supplement to GAAP results, that the exclusion of these costs will help investors and financial analysts understand Commvault's operating results and underlying operational trends as compared to other periods.

11.Represents the change in the estimated fair value of the contingent consideration arrangement related to the acquisition of Appranix, Inc.

12.During the first quarter of fiscal 2026, we finalized the sale of our corporate headquarters and entered into a lease for a portion of the premises. These noncash charges represent accounting adjustments for a $1.3 million loss associated with the related lease terms and a $0.8 million adjustment to reflect the final sale price of the assets resulting in a net charge of $0.5 million recorded in general and administrative expense on the Consolidated Statements of Operations.

13.These charges relate to a non-routine business expense incurred during the first quarter of fiscal 2027 associated with strategic pricing and packaging initiatives. Given the non-recurring nature of the matter, these costs have been excluded from non-GAAP results as they are episodic in nature, directly tied to a discrete strategic initiative, and not reflective of ongoing operating performance.

14.These primarily legal and consulting expenses are related to our response in the second quarter of fiscal 2026 to a one-time security matter from the first quarter of fiscal 2026. Given the non-recurring nature of the matter, these costs have been excluded from non-GAAP results to provide a clearer view of ongoing operating performance.

15.The provision for income taxes is adjusted to reflect Commvault’s estimated non-GAAP effective tax rate of 24%.